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                                                                   EXHIBIT  99.1

                    Certification of CEO and CFO Pursuant to
                               18 U.S.C. ss. 1350,
                             As Adopted Pursuant to
                    ss. 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report on Form 10-Q of Xerox Credit Corporation (the "Company") for the quarterly period ending June 30, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Gary R. Kabureck, Chairman, President and Chief Executive Officer of the Company, and John F. Rivera, Vice President, Treasurer and Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, to the best of his knowledge, that:

    (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

    (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Gary R. Kabureck
Gary R. Kabureck
Chief Executive Officer
August 13, 2002

/s/ John F. Rivera
John F. Rivera
Chief Financial Officer
August 13, 2002

This certification accompanies this Report pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of ss. 18 of the Securities Exchange Act of 1934, as amended.